As filed with the Securities and Exchange Commission on July 5, 2005

Registration No. 333-107517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ADVANCED MAGNETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (IRS Employer Identification No.)

61 Mooney Street

Cambridge, MA 02138

(617) 497-2070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerome Goldstein

President, Chief Executive Officer and Treasurer

Advanced Magnetics, Inc.

61 Mooney Street

Cambridge, MA 02138

(617) 497-2070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Miguel J. Vega, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

(617) 338-2800

The Registrant hereby removes from registration under this Registration Statement (No. 333-107517) 1,308,900 shares of the Registrant’s common stock, par value $.01 per share, registered hereunder, or such lesser portion that have not been sold or transferred pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, the Commonwealth of Massachusetts, on this 5th day of July, 2005.

ADVANCED MAGNETICS, INC.
By: /s/ Jerome Goldstein
Jerome Goldstein Chairman of the Board, Chief Executive Officer, President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jerome Goldstein	Chairman of the Board,	July 5, 2005
Jerome Goldstein	Chief Executive Officer, President

and Treasurer (principal executive

and financial officer)

/s/ Michael N. Avallone	Chief Financial Officer,	July 5, 2005
Michael N. Avallone	Vice President of Finance

(principal accounting officer)

*	Director	July 5, 2005

Sheldon L. Bloch

*	Director	July 5, 2005

Michael D. Loberg

*	Director	July 5, 2005

Brian J.G. Pereira

*	Director	July 5, 2005

Edward B. Roberts

*	Director	July 5, 2005

Mark Skaletsky

*	Director	July 5, 2005

Theodore I. Steinman

*By: /s/ JEROME GOLDSTEIN
Jerome Goldstein
Attorney-in-fact

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